Sub-Item 77C
Matters Submitted to a Vote of Security Holders
2-37393, 811-1879

Shareholder Meeting

Janus Global Research Fund

A Special Meeting of Shareholders of Janus Global Research Fund was held March 8, 2013. At the meeting, the following matter was voted on and approved by the Shareholders. Each vote and/or fractional vote reported represents one dollar and/or fractional dollar of net asset value held by Shareholders on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal

To approve an Agreement and Plan of Reorganization, which provides for the merger of Janus Global Research Fund with and into Janus Worldwide Fund.

--------------------------------------------- ---------------------------------------------------------------
                                                                     Number of Votes
--------------------------------------------- ---------------------------------------------------------------
----------------------- --------------------- -------------------- --------------------- --------------------
         Fund            Record Date Votes        Affirmative            Against               Abstain
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Janus Global Research      307,711,783.777       143,860,780.267        16,300,656.729         5,399,540.223
         Fund
----------------------- --------------------- -------------------- --------------------- --------------------

-------------------- --------------------------------------------- ---------------------------------------------
                        Percentage of Total Outstanding Votes                    Percentage Voted
-------------------- --------------------------------------------- ---------------------------------------------
-------------------- -------------- --------------- -------------- -------------- --------------- --------------
       Fund           Affirmative      Against         Abstain      Affirmative      Against         Abstain
-------------------- -------------- --------------- -------------- -------------- --------------- --------------
-------------------- -------------- --------------- -------------- -------------- --------------- --------------
   Janus Global         46.752%         5.297%         1.755%         86.893%         9.846%         3.261%
   Research Fund
-------------------- -------------- --------------- -------------- -------------- --------------- --------------